UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 30, 2008

Philadelphia Consolidated Holding Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-22280	23-2202671
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Bala Plaza, Suite 100, Bala Cynwyd, Pennsylvania		19004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-617-7900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Two of the Company’s insurance subsidiaries, Liberty American Insurance Company ("LAIC") and Liberty American Select Insurance Company ("LASIC"), have entered into Excess Catastrophe reinsurance agreements on May 30, 2008, which are effective for the period June 1, 2008 through May 31, 2009. The coverages purchased are described below.

LAIC and LASIC have purchased excess catastrophe reinsurance coverage for $43.3 million of coverage in excess of a $3.5 million retention for catastrophe losses incurred. This coverage includes reinsurance purchased from both the Florida Hurricane Catastrophe Fund ("FHCF") and through open market reinsurers, as described below.

• FHCF Coverage – Reimbursement contracts were entered into with the State Board of Administration of the State of Florida, which administers the FHCF. Execution of these contracts is a condition of LAIC and LASIC writing FHCF covered policies as determined in Section 215.555(2)(c) of Florida Statutes. LAIC and LASIC purchased coverage to 90% reimbursement. The cost and amount of coverage purchased is determined by the Florida legislature as well as by data submissions made by all companies who participate in the FHCF. Cost and coverage can change based on ultimate exposure submitted to the FHCF and any legislation enacted by the state of Florida. Based on current projections, the estimated cost is approximately $1.1 million to purchase coverage in the amount of $26.8 million (90% of $29.8 million) in excess of $6.4 million. FHCF coverage purchased by LAIC and LASIC includes both the mandatory FHCF coverage and the maximum-elective FHCF Temporary Increase in Coverage Limit ("TICL") Coverage Option.

• Open Market Coverage – LAIC and LASIC have purchased Florida only excess catastrophe reinsurance coverage in the open market for $16.5 million of coverage in excess of a $3.5 million retention for catastrophe losses incurred. The FHCF coverage purchased by LAIC and LASIC, as described in the paragraph above, inures to the benefit of this Florida only excess catastrophe reinsurance coverage. The Florida only excess catastrophe coverage provided is as follows:

o First Excess Layer – $6.5 million of coverage in excess of $3.5 million; and
o Second Excess Layer – $10.0 million of coverage in excess of $10.0 million.

In addition, the Florida Only Excess Catastrophe Reinsurance agreement provides for one full reinstatement at the same cost as the initial coverage. The participating reinsurers on this agreement, all at varying levels of participation, are as follows: Ariel Reinsurance Company Ltd., Everest Reinsurance Company, Flagstone Reinsurance Limited, Montpelier Reinsurance Ltd., New Castle Reinsurance Company Ltd., SCOR Switzerland AG and XL Re Ltd. The estimated cost for this coverage is $2.3 million, and will be adjusted based on the actual amount of subject earned premium, but not below the minimum cost for this coverage of $1.8 million.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Philadelphia Consolidated Holding Corp.

June 5, 2008	By:	Craig P. Keller

Name: Craig P. Keller
Title: Executive Vice President, Secretary, Treasurer and Chief Financial Officer